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                                  EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

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                                                                             Exhibit 11
                             THE BLACK & DECKER CORPORATION
                              -----------------------------
                            COMPUTATION OF EARNINGS PER SHARE
                           ---------------------------------
                      (Millions of dollars, except per share data)

                                                  For Six Months Ended
                                                  --------------------

                                          July 3, 1994              July 4, 1993
                                       -----------------         -----------------
                                                    Per                       Per
                                       Amount      Share         Amount      Share
                                       ------      -----         ------      -----
Primary:
- -------

Average shares outstanding              84.0                     83.5

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price             (Note 2)                 (Note 1)
                                       --------                 --------

Adjusted shares outstanding             84.0                     83.5
                                       =====                    ======


Net earnings                           $37.6                    $ 4.1


Less preferred stock dividend            5.9                      5.9
                                       -----                    ------

Net earnings attributable to
  common stock                         $31.7        $.38        $(1.8)        $(.02)
                                       =====        ====        ======        ======



Fully Diluted:  (Note 3)
- -------------

Average shares outstanding              84.0                     83.5

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price             (Note 2)                  (Note 1)
                                       --------                 ---------

Adjusted shares outstanding             84.0                     83.5

Average shares assumed to be
  converted through convertible
  preferred stock                        6.4                      6.4
                                       -----                    ------

Fully diluted average
  shares outstanding                    90.4                     89.9
                                       -----                    ------


Net earnings                           $37.6        $.42        $ 4.1         $ .05
                                       =====        ====        ======        ======

Notes:    1.  Stock options and purchase plans are anti-dilutive and, therefore, are not presented here.

          2.  Dilutive effect of common stock equivalents is less than 3% for the six-
              month period ended July 3, 1994 and has not been shown.

          3.  The calculation of fully diluted earnings per share is anti-dilutive and, therefore, is not presented in the financial statements.
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
                                                                             Exhibit 11

                             THE BLACK & DECKER CORPORATION
                              -----------------------------
                            COMPUTATION OF EARNINGS PER SHARE
                           ---------------------------------
                      (Millions of dollars, except per share data)

                                                  For Three Months Ended
                                                  ----------------------

                                          July 3, 1994              July 4, 1993
                                       -----------------         -----------------
                                                    Per                       Per
                                       Amount      Share         Amount      Share
                                       ------      -----         ------      -----
Primary:
- -------

Average shares outstanding              84.1                     83.5

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price             (Note 1)                 (Note 1)
                                       --------                 --------

Adjusted shares outstanding             84.1                     83.5
                                       =====                    =====


Net earnings                           $23.0                    $19.5


Less preferred stock dividend            2.9                      2.9
                                       -----                    -----

Net earnings attributable to
  common stock                         $20.1         .24        $16.6         $.20
                                       =====        ====        =====         ====



Fully Diluted:  (Note 2)
- -------------

Average shares outstanding              84.1                     83.5

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price             (Note 1)                  (Note 1)
                                       --------                 ---------

Adjusted shares outstanding             84.1                     83.5

Average shares assumed to be
  converted through convertible
  preferred stock                        6.4                      6.4
                                       -----                    -----

Fully diluted average
  shares outstanding                    90.5                     89.9
                                       -----                    -----


Net earnings                           $23.0        $.25        $19.5         $.22
                                       =====        ====        =====         ====

Notes:    1.  Dilutive effect of common stock equivalents is less than 3% for the three-
              month periods ended July 3, 1994, and July 4, 1993, and has not been shown.

          2.  The calculation of fully diluted earnings per share is anti-dilutive and, therefore, is not presented in the financial statements.
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